ACCOUNTANT'S CONSENT



         We have issued our report dated November 7, 2001, accompanying the consolidated financial statements of Winton Financial Corporation which are incorporated within the Annual Report on From 10-K for the year ended September 30, 2001. We hereby consent to the incorporation by reference of said report in Winton's Form S-8 (333-34177) regarding the 1998 Stock Option Plan and Winton's Form S-8 (333-42251) regarding Winton's 401(k) Plan.



/s/GRANT THORNTON LLP


Cincinnati, Ohio
December 18, 2001